UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2022

PINEAPPLE EXPRESS CANNABIS COMPANY

(formerly Minaro Corp.)

(Exact name of registrant as specified in Charter)

Nevada	333-223963	36-4864568
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

10351 Santa Monica Blvd. #420

Los Angeles, CA 90025

(Address of Principal Executive Offices)

888-245-5703

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement

On December 18, 2022, Minaro Corp., a Nevada corporation (the “Company”), Yulia Lazaridou, the majority shareholder of the Company (“Lazaridou”), Pineapple Consolidated, Inc., a California corporation (“PCI”) and the shareholders of PCI (“PCI Shareholders”), entered into a Share Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the PCI Shareholders exchanged (the “Exchange Transaction”) 50,000 outstanding shares of common stock of PCI, representing fifty percent (50%) of the outstanding shares of PCI common stock, for eighteen million (18,000,000) newly issued shares of Minaro common stock.

In addition, on December 18, 2022, in a transaction related to and a condition to the Exchange Transaction, Lazaridou and the Company entered into that certain Resignation, Separation and Release Agreement (the “Resignation Agreement”), pursuant to which (a) the Company redeemed 2,800,000 shares of Company common stock owned by Lazaridou (the “Lazaridou Shares’) in exchange for a payment by the Company of $540,904 and (b) Lazaridou, as of December 21, 2022, resigned as the sole director, officer and employee of the Company.

In order to fund the payment for the Lazaridou Shares, contemporaneous with the Exchange, on December 18, 2022, PCI loaned $540,904 to the Company. The loan (the “PCI Loan”) matures on June 30, 2023 and earns interest at an annual rate of 1%.

In addition, on December 18, 2022, Lazaridou, as sole director and majority shareholder, executed a written consent in lieu of a meeting providing that (i) Matthew Feinstein be elected as the sole director of the Company as well as Chief Executive Officer, President, Secretary, Chairman of the Board and Interim Chief Financial Officer, (ii) accepted the resignation of Lazaridou and (iii) approved the Exchange Agreement and Resignation Agreement. As a result of these transactions, the PCI Shareholders own a majority of the shares of Minaro common stock, and the Company owns fifty percent (50%) of the PCI common stock.

On January 5, 2023, the Company filed Restated Articles of Incorporation with the State of Nevada following approval of the sole director and majority shareholder (“Restated Articles”). The Restated Articles (i) changed the name of the Company to Pineapple Express Cannabis Company, (ii) added an additional authorized class of capital stock, namely ten million (10,000,000) shares of Preferred Stock, in addition to the previously authorized seventy-five million (75,000,000) shares of Common Stock. As a result, the name of the Company now has been changed to Pineapple Express Cannabis Company.

On December 30, 2022 the Company applied to the Financial Industry Regulatory Authority (“FINRA”) for approval with respect to the change of the Company’s name in the Restated Articles. The Company separately applied to FINRA to change the Company’s stock ticker trading symbol. When that application is granted, the Company intends to announce the symbol change.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 18, 2022, the Company, Lazaridou, PCI and the PCI Shareholders entered into the Share Exchange Agreement. Pursuant to the Exchange Agreement, the PCI Shareholders exchanged (the “Exchange Transaction”) 50,000 outstanding shares of common stock of PCI, representing fifty percent (50%) of the outstanding shares of PCI common stock, for eighteen million (18,000,000) newly issued shares of Minaro common stock.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Exchange Agreement, the PCI Shareholders exchanged 50,000 outstanding shares of common stock of PCI, representing fifty percent (50%) of the outstanding shares of PCI common stock, for eighteen million (18,000,000) newly issued shares of Minaro common stock.

Pursuant to the Resignation Agreement, (a) the Company redeemed the Lazaridou Shares in exchange for a payment by the Company of $540,904 and (b) Lazaridou, as of December 21, 2022, resigned as the sole director, officer and employee of the Company.

Item 5.01 Changes in Control of Registrant

As a result of the transactions contemplated by the Exchange Agreement and the Resignation Agreement, (a) Lazaridou resigned as sole officer, director and employee of the Company and the Company redeemed the Lazaridou Shares following the PCI Loan, (b) Matthew Feinstein was elected the sole director and officer of the Company and (c) Matthew Feinstein received fifteen million shares of Company common stock as part of the Exchange Transaction, as a result of which Mr. Feinstein owns approximately 81.2% of Company common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As a result of the transactions contemplated by the Exchange Agreement and the Resignation Agreement, (a) Lazaridou resigned as sole officer, director and employee of the Company and (b) Matthew Feinstein was elected the sole director and officer of the Company. Lazaridou’s resignation was not the result of any disagreement with the Company. Mr. Feinstein has not entered into any arrangements for compensation from the Company either in his capacity as a director or officer of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 5, 2023, the Company filed the Restated Articles. The Restated Articles (i) changed the name of the Company to Pineapple Express Cannabis Company, (ii) added an additional authorized class of capital stock, namely ten million (10,000,000) shares of Preferred Stock, in addition to the previously authorized seventy-five million (75,000,000) shares of Common Stock. As a result, the name of the Company now has been changed to Pineapple Express Cannabis Company.

On December 30, 2022, the Company applied to FINRA for approval with respect to the change of the Company’s name in the Restated Articles. The Company separately applied to FINRA to change the Company’s stock ticker trading symbol. When that application is granted, the Company intends to announce the symbol change.

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 18, 2022, Lazaridou, as sole director and majority shareholder, executed a written consent in lieu of a meeting providing that (i) Matthew Feinstein be elected as the sole director of the Company as well as Chief Executive Officer, President, Secretary, Chairman of the Board and Interim Chief Financial Officer, (ii) accepted the resignation of Lazaridou and (iii) approved the Exchange Agreement and Resignation Agreement.

On January 3, 2023, Mr. Feinstein, as sole director and majority shareholder, executed a written consent in lieu of a meeting approving the filing of the Restated Articles. The Restated Articles (i) changed the name of the Company to Pineapple Express Cannabis Company, (ii) added an additional authorized class of capital stock, namely ten million (10,000,000) shares of Preferred Stock, in addition to the previously authorized seventy-five million (75,000,000) shares of Common Stock. As a result, the name of the Company now has been changed to Pineapple Express Cannabis Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Share Exchange Agreement dated December 18, 2022
2.2	Resignation, Separation and Release Agreement dated December 18, 2022
3.1(i)	Restated Articles of Incorporation as filed with the State of Nevada on January 5, 2023
10.1	Promissory Note, dated December 18, 2022, from the Company to PCI
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2023	PINEAPPLE EXPRESS
CANNABIS COMPANY

	By:	/s/ Matthew Feinstein
Matthew Feinstein, President